                                    EXHIBIT 11.1

                                                                  EXHIBIT 11.1


           ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. and SUBSIDIARIES
                    COMPUTATION OF INCOME PER COMMON SHARE


                                               FEBRUARY 29,    FEBRUARY 28,      FEBRUARY 28,
                                                    1996           1995              1994
                                               ------------    ------------      -----------
PRIMARY INCOME PER SHARE

     Net income                                $  1,207,745    $  1,350,432      $   861,787

     Dividend requirements on preferred
       stock                                         -              (14,610)         (88,733)
                                               ------------    ------------      -----------
     Net income allocable to common and
       common equivalent shares                $  1,207,745    $  1,335,822      $   773,054
                                               ------------    ------------      -----------
                                               ------------    ------------      -----------
     Weighted average number of common
       shares outstanding                         2,797,201       2,517,449        1,741,106

     Net effect of dilutive stock options
       based on the treasury stock method
       using average market price                    89,862          95,281           72,275
                                               ------------    ------------      -----------
     Weighted average number of common
       and common equivalent shares
       outstanding                                2,887,063       2,612,730        1,813,381
                                               ------------    ------------      -----------
                                               ------------    ------------      -----------

PRIMARY INCOME PER COMMON AND
   COMMON EQUIVALENT SHARE                     $        .42    $        .51      $       .43
                                               ------------    ------------      -----------
                                               ------------    ------------      -----------

                                                            EXHIBIT 11.1


           ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. and SUBSIDIARIES
              COMPUTATION OF INCOME PER COMMON SHARE - CONTINUED


                                               FEBRUARY 29,    FEBRUARY 28,    FEBRUARY 28,
                                                   1996            1995            1994
                                               ------------    ------------    -----------
FULLY DILUTED INCOME PER SHARE
     Net income                                $  1,207,745    $  1,350,432    $   861,787

     Add interest expense and loan costs
       amortized on convertible                      -               12,339         48,527

     Less dividend requirements on debt
       preferred stock                               -              (14,610)       (88,733)
                                               ------------    ------------    -----------
     Net income allocable to common and
       common equivalent shares                $  1,207,745    $  1,348,161    $   821,581
                                               ------------    ------------    -----------
                                               ------------    ------------    -----------
     Weighted average number of common
       shares outstanding                         2,797,201       2,517,449      1,741,106

     Assuming conversion of
       convertible debt                              -              107,798        688,680
     Assuming conversion of
       preferred stock                               -                -              -

     Net effect of dilutive stock options
       based on the treasury stock method
       using the greater of the average or
       ending market price                           92,337         100,443        103,744
                                               ------------    ------------    -----------
     Weighted average number of common
       and common equivalent shares
       outstanding                                2,889,538       2,725,690      2,533,530
                                               ------------    ------------    -----------
                                               ------------    ------------    -----------
INCOME PER COMMON AND COMMON
  EQUIVALENT SHARE ASSUMING
  FULL DILUTION                                $        .42    $        .49    $       .32
                                               ------------    ------------    -----------
                                               ------------    ------------    -----------


For 1995 and 1994, if conversion of the preferred stock were assumed, the related income per share would be $.51 and $.34, respectively.

                                                            EXHIBIT 11.1

           ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. and SUBSIDIARIES
                  COMPUTATION OF INCOME PER COMMON SHARE

                                               FEBRUARY 29,    FEBRUARY 28,    FEBRUARY 28,
                                                   1996            1995            1994
                                               ------------    ------------    -----------

PRIMARY INCOME PER SHARE

     Net income                                $  1,207,745    $  1,350,432   $   861,787

     Dividend requirements on preferred
       stock                                         -              (14,610)       (88,733)
                                               ------------    ------------    -----------
     Net income allocable to common and
       common equivalent shares                $  1,207,745    $  1,335,822    $   773,054
                                               ------------    ------------    -----------
                                               ------------    ------------    -----------
     Weighted average number of common
       shares outstanding                         2,797,201       2,517,449      1,741,106

     Net effect of dilutive stock options
       based on the treasury stock method
       using average market price                    89,862          95,281         72,275
                                               ------------    ------------    -----------
     Weighted average number of common
       and common equivalent shares
       outstanding                                2,887,063       2,612,730      1,813,381
                                               ------------    ------------    -----------
                                               ------------    ------------    -----------
PRIMARY INCOME PER COMMON AND
  COMMON EQUIVALENT SHARE                      $        .42    $        .51    $       .43
                                               ------------    ------------    -----------
                                               ------------    ------------    -----------

                                                            EXHIBIT 11.1

          ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. and SUBSIDIARIES
           COMPUTATION OF INCOME PER COMMON SHARE - CONTINUED

                                               FEBRUARY 29,    FEBRUARY 28,      FEBRUARY 28,
                                                   1996            1995              1994
                                               ------------    ------------      -----------
FULLY DILUTED INCOME PER SHARE
     Net income                                $  1,207,745    $  1,350,432      $   861,787

     Add interest expense and loan costs
       amortized on convertible                      -               12,339           48,527

     Less dividend requirements on debt
       preferred stock                               -              (14,610)         (88,733)
                                               ------------    ------------      -----------
     Net income allocable to common and
       common equivalent shares                $  1,207,745    $  1,348,161      $   821,581
                                               ------------    ------------      -----------
                                               ------------    ------------      -----------
     Weighted average number of common
       shares outstanding                         2,797,201       2,517,449        1,741,106

     Assuming conversion of
       convertible debt                              -              107,798          688,680
     Assuming conversion of
       preferred stock                               -                -                -

     Net effect of dilutive stock options
       based on the treasury stock method
       using the greater of the average or
       ending market price                           92,337         100,443          103,744
                                               ------------    ------------      -----------
     Weighted average number of common
       and common equivalent shares
       outstanding                                2,889,538       2,725,690        2,533,530
                                               ------------    ------------      -----------
                                               ------------    ------------      -----------
INCOME PER COMMON AND COMMON
  EQUIVALENT SHARE ASSUMING
  FULL DILUTION                                $        .42    $        .49      $       .32
                                               ------------    ------------      -----------
                                               ------------    ------------      -----------

For 1995 and 1994, if conversion of the preferred stock were assumed, the related income per share would be $.51 and $.34, respectively.